CERTIFICATE OF TRUST

                                       OF

                                 CONESTOGA FUNDS

      This Certificate of Trust of Conestoga Funds (the "Trust"), dated February 6, 2002, is being duly executed and filed by Carl Frischling and Omar A. Karim, as trustees of the Trust, to form a business trust under the laws of the State of Delaware.

      1. Name. The name of the business trust formed hereby is Conestoga Funds.

      2. Registered Office. The address of the Trust's registered office in the State of Delaware is National Corporate Research, Ltd.

      3. Registered Agent. The name of the Trust's registered agent at the above listed address is 615 South DuPont Highway, Dover, Delaware 19901.

      4. Effective Date. This Certificate of Trust shall be effective upon the date and time of filing.

      5. Series Trust. Notice is hereby given that pursuant to Section 3804 of the Delaware Business Trust Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only and not against the assets of the Trust generally. The Trust is, or will become prior to or within 180 days following the first issuance of shares of beneficial interests therein, a registered investment company under the Investment Company Act of 1940, as amended.

      IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this Certificate of Trust as of the date first above written.



                                    /s/ Carl Frischling
                                    ------------------------------------------
                                    Carl Frischling
                                    as Trustee and not individually


                                    /s/ Omar A. Karim
                                    ------------------------------------
                                    Omar A. Karim
                                    as Trustee and not individually